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                                HONDA TITLING D LLC

                        LIMITED LIABILITY COMPANY AGREEMENT

                                      Between

                         AMERICAN HONDA FINANCE CORPORATION

                                        and

                                 HONDA FUNDING INC.

                                     as Members

                              Dated as of May __, 1999



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                                  TABLE OF CONTENTS

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                                     ARTICLE ONE

                                     DEFINITIONS

Section 1.01.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.02.   Other Definitional Provisions. . . . . . . . . . . . . . . .  3


                                     ARTICLE TWO

                               ORGANIZATION OF COMPANY

Section 2.01.   Formation. . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 2.02.   Name and Office. . . . . . . . . . . . . . . . . . . . . . .  3
Section 2.03.   Duration.. . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 2.04.   Registered Office and Registered Agent.. . . . . . . . . . .  4
Section 2.05.   Execution, Delivery and Filing of Certificate. . . . . . . .  4


                                    ARTICLE THREE

                                       PURPOSES

Section 3.01.   Purposes.. . . . . . . . . . . . . . . . . . . . . . . . . .  4
Section 3.02.   Power and Authority. . . . . . . . . . . . . . . . . . . . .  5
Section 3.03.   Limitations on Powers. . . . . . . . . . . . . . . . . . . .  5
Section 3.04.   Company Opportunity. . . . . . . . . . . . . . . . . . . . .  6


                                     ARTICLE FOUR

                          CAPITAL CONTRIBUTIONS; BORROWINGS

Section 4.01.   Admission and Initial Contributions of Members.. . . . . . .  6
Section 4.02.   Additional Capital Contributions.. . . . . . . . . . . . . .  6
Section 4.03.   Withdrawals. . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 4.04.   Borrowings.. . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 4.05.   Additional Members.. . . . . . . . . . . . . . . . . . . . .  7
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                                      MANAGEMENT

Section 5.01.   Powers of the Members. . . . . . . . . . . . . . . . . . . .  7
Section 5.02.   Limitations on Powers of Members.. . . . . . . . . . . . . .  8
Section 5.03.   Self Dealing.. . . . . . . . . . . . . . . . . . . . . . . .  8
Section 5.04.   Standard of Care; Liability. . . . . . . . . . . . . . . . .  8
Section 5.05.   Compensation.. . . . . . . . . . . . . . . . . . . . . . . .  9
Section 5.06.   Meetings of Members. . . . . . . . . . . . . . . . . . . . .  9
Section 5.07.   Consent. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Section 5.08.   Independent Member.. . . . . . . . . . . . . . . . . . . . .  9
Section 5.09.   Managers.. . . . . . . . . . . . . . . . . . . . . . . . . . 10


                                     ARTICLE SIX

               POWER TO INSTITUTE BANKRUPTCY OR INSOLVENCY PROCEEDINGS

Section 6.01.   Unanimous Vote Required. . . . . . . . . . . . . . . . . . . 10
Section 6.02.   Voting on Bankruptcy or Insolvency.. . . . . . . . . . . . . 10


                                    ARTICLE SEVEN

                 CAPITAL ACCOUNTS; PROFITS AND LOSSES; DISTRIBUTIONS

Section 7.01.   Capital Accounts.. . . . . . . . . . . . . . . . . . . . . . 10
Section 7.02.   Allocation of Profits and Losses.. . . . . . . . . . . . . . 11
Section 7.03.   Distributions. . . . . . . . . . . . . . . . . . . . . . . . 11


                                    ARTICLE EIGHT

                      EXCULPATION OF LIABILITY; INDEMNIFICATION

Section 8.01.   Exculpation of Liability.. . . . . . . . . . . . . . . . . . 11
Section 8.02.   Indemnification. . . . . . . . . . . . . . . . . . . . . . . 11
Section 8.03.   Fiduciary Duty.. . . . . . . . . . . . . . . . . . . . . . . 11


                                     ARTICLE NINE

                                   TERM OF COMPANY

Section 9.01.   Commencement.. . . . . . . . . . . . . . . . . . . . . . . . 12
Section 9.02.   Dissolution. . . . . . . . . . . . . . . . . . . . . . . . . 12
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                                     ARTICLE TEN

                                APPLICATION OF ASSETS

Section 10.01.  Application of Assets. . . . . . . . . . . . . . . . . . . . 12
Section 10.02.  Termination. . . . . . . . . . . . . . . . . . . . . . . . . 13
Section 10.03.  Claims of the Members. . . . . . . . . . . . . . . . . . . . 13


                                    ARTICLE ELEVEN

                        RESTRICTION ON TRANSFERS OF INTERESTS

Section 11.01.  Restriction on Transfers of Interests. . . . . . . . . . . . 13


                                    ARTICLE TWELVE

                              INVESTMENT REPRESENTATION


Section 12.01.  Investment Representation. . . . . . . . . . . . . . . . . . 13


                                   ARTICLE THIRTEEN

                               MISCELLANEOUS PROVISIONS

Section 13.01.  Limitations on Amendment.. . . . . . . . . . . . . . . . . . 13
Section 13.02.  Books of Account; Reports. . . . . . . . . . . . . . . . . . 14
Section 13.03.  Bank Accounts and Investment of Funds. . . . . . . . . . . . 14
Section 13.04.  Accounting Decisions.. . . . . . . . . . . . . . . . . . . . 14
Section 13.05.  Federal Income Tax Elections.. . . . . . . . . . . . . . . . 14
Section 13.06.  Entire Agreement.. . . . . . . . . . . . . . . . . . . . . . 14
Section 13.07.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 13.08.  Consent of Members.. . . . . . . . . . . . . . . . . . . . . 15
Section 13.09.  Further Execution. . . . . . . . . . . . . . . . . . . . . . 15
Section 13.10.  Binding Effect.. . . . . . . . . . . . . . . . . . . . . . . 15
Section 13.11.  Severability.. . . . . . . . . . . . . . . . . . . . . . . . 15
Section 13.12.  Captions.. . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 13.13.  Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . 15
Section 13.14.  Delaware Law to Control. . . . . . . . . . . . . . . . . . . 16
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                                       EXHIBITS

Exhibit A    -  Members; Capital Contributions; Membership Percentages . . .A-1
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       This Limited Liability Company Agreement of Honda Titling D LLC, a
Delaware limited liability company (the "Company"), dated as of May __, 1999, is between American Honda Finance Corporation ("AHFC"), a California corporation, and Honda Funding Inc., a Delaware corporation (the "Independent Member" and, together with AHFC, the "Members"); and

       WHEREAS, the Members desire to form a limited liability company under and pursuant to the Delaware Limited Liability Company Act for the purposes set forth in this Agreement by causing a Certificate of Formation of the Company to be filed with the office of the Secretary of State of the State of Delaware and by entering into this Agreement;

       NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to form the Company in accordance with the Delaware Limited Liability Company Act and subject to the terms and provisions of this Agreement.


                                     ARTICLE ONE

                                     DEFINITIONS


       Section 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

       "ACT" means the Delaware Limited Liability Company Act (6 DEL. C.
Section 18-101, ET SEQ.), as amended from time to time.

       "AFFILIATE" of any Person means any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan) or (ii) is an officer or director of such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such other person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, members or managing partners of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

       "AGREEMENT" means this Limited Liability Company Agreement of the Company, as it may be amended, restated or supplemented from time to time.

       "CAPITAL ACCOUNTS" shall have the meaning set forth in Section 7.01.

       "CAPITAL CONTRIBUTIONS" means the amount of all cash, money, and notes payable on demand and the agreed upon value of other property or services contributed by the Members to the Company.

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       "CERTIFICATE" means the Certificate of Formation of the Company, including any restatements thereof or amendments thereto, which are filed with the Delaware Secretary of State.

       "CODE" means the Internal Revenue Code of 1986, as amended.

       "COLLATERAL" shall have the meaning set forth in Section 3.01(b).

       "COVERED PERSON" shall have the meaning set forth in Section 8.03.

       "DELAWARE SECRETARY OF STATE" means the Secretary of State of the State of Delaware.

       "FISCAL YEAR" means the taxable year of the holder of the Majority Interest.

       "INDEPENDENT DIRECTOR" means an individual who is not (i) a director, officer or employee of AHFC or any Affiliate of AHFC (other than any limited or special purpose corporation or limited liability company similar to the Company); (ii) a person related to any officer or director of AHFC or any Affiliate of AHFC; (iii) a direct or indirect holder of more than 10% of any voting securities of AHFC or any Affiliate of AHFC; or (iv) a person related to a direct or indirect holder of more than 10% of any voting securities of AHFC or any Affiliate of AHFC.

       "INDEPENDENT MEMBER" shall have the meaning set forth in Section 5.08.

       "MAJORITY INTEREST" means the interest in the Company of AHFC.

       "MAJORITY OF THE REMAINING MEMBERS" means those Members holding more than 50% of the Membership Percentages and more than 50% of the Capital Account balances of the Members.

       "MANAGERS" means Honda Funding Inc. and such other persons or entities that may be designated from time to time by the Members as managers of the Company to perform such functions for the Company as may be determined from time to time by the Members. A Manager shall be deemed to be a "manager" of the Company within the meaning of Section 18-101 of the Act.

       "MEMBERS" means the persons or entities designated as Members of the Company in Exhibit A. Any reference to a Member shall, unless the context clearly requires otherwise, include a reference to its predecessors and successors in interest.

       "MEMBERSHIP PERCENTAGES" means the Members' respective limited liability company interests in the Company as set forth in Exhibit A.

       "ORIGINATION TRUST" means Honda Lease Trust, a Delaware business trust.

       "PERSON" means any legal person, including any individual, partnership, corporation, trust, bank, trust company, limited liability company, limited liability partnership, joint stock company, association, joint venture, estate (including any beneficiaries), unincorporated organization or government or any agency or potential subdivision thereof.

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       "PROFITS" and "LOSSES" mean the Company's taxable income or loss for each Fiscal Year (or other period) determined in accordance with the accounting methods followed by the Company for federal income tax purposes, except that any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss.

       "RECEIVABLES" shall have the meaning set forth in Section 3.01(a).

       "SECURITIES" shall have the meaning set forth in Section 3.01(d).

       "SUBI" shall have the meaning set forth in Section 3.01(c).

       "TRUST" shall have the meaning set forth in Section 3.01(c).

       "TRUSTEE" shall have the meaning set forth in Section 6.01.

       "UTI" shall have the meaning set forth in Section 3.01(c).

       Section 1.02.  OTHER DEFINITIONAL PROVISIONS.

       (a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular,
(ii) references to this Agreement include all Exhibits hereto, (iii) references to words such as "herein" and "hereof" shall refer to this Agreement as a whole and not to any particular part, Article or Section herein, (iv) references to an Article or Section such as "Article One" or "Section 1.01" shall refer to the applicable Article or Section of this Agreement, (v) the term "include" and all variations thereof shall mean "include without limitation", (vi) the term "or" shall include "and/or" and (vii) the term "proceeds" shall have the meaning ascribed to such term in the Uniform Commercial Code, as adopted by and in effect in the State of Delaware.

       (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in effect from time to time. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under such generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.


                                     ARTICLE TWO

                               ORGANIZATION OF COMPANY

       Section 2.01. FORMATION. The parties hereto hereby form a limited liability company pursuant to the provisions of the Act and this Agreement, and agree that the rights, duties and liabilities of the Members and Managers shall be as provided in the Act, except as otherwise provided in this Agreement. Pursuant to Section 18-201(d) of the Act, this Agreement shall become effective as of the formation of the Company.

       Section 2.02. NAME AND OFFICE. The name of the Company shall be Honda Titling D LLC, and its office shall be located at 700 Van Ness Avenue, Torrance, California 90501, or such other place as the Members may determine from time to time.

       Section 2.03. DURATION. The term of the Company shall commence on the date the Certificate is filed in the office of the Delaware Secretary of State and shall continue until March 31, 2027, unless the Company is dissolved before such date in accordance with the provisions of this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Act.

       Section 2.04. REGISTERED OFFICE AND REGISTERED AGENT. The Company's initial registered office shall be at the office of its registered agent at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the name of its initial registered agent at such address shall be The Corporation Trust Company. The registered office and registered agent may be changed from time to time in accordance with the Act. If the registered agent shall ever resign, the Company shall promptly appoint a successor.

       Section 2.05. EXECUTION, DELIVERY AND FILING OF CERTIFICATE. Y. Kohama, or such person as designated by Y. Kohama, as an "authorized person" within the meaning of the Act, shall execute, deliver and file the Certificate with the Delaware Secretary of State.


                                    ARTICLE THREE

                                       PURPOSES


       Section 3.01. PURPOSES. The purposes for which the Company is formed are to, solely in its capacity as General Partner of Honda Titling D L.P.:

               (a) acquire, own, hold, service, sell, assign, pledge, finance, refinance and otherwise deal with from time to time (i) motor vehicle leases; (ii) installment obligations relating to motor vehicles;
       (iii) motor vehicle retail installment sale or conditional sale contracts; (iv) motor vehicle wholesale inventory loans or sales contracts secured by, among other things, new or used motor vehicles;
       (v) dealer rental car loans or sales contracts including dealer rental car loans or sales contracts secured by, among other things, new or used motor vehicles; (vi) receivables, including any right to payment from a person or entity, whether constituting an account, chattel paper, instrument or general intangible, arising out of or relating to the sale of new or used motor vehicles or related products and supplies;
       (vii) interests in any of the foregoing; and (viii) any proceeds or other monies due under any of the foregoing, any related fees and charges, security interests in the foregoing or other property securing payment thereof and related agreements, instruments, documents and rights (collectively, the "Receivables");

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               (b)    acquire, own, hold, service, sell, assign, pledge,
       finance, refinance and otherwise deal with Receivables, any collateral securing the Receivables, all related insurance policies, related agreements with Affiliates, agreements with motor vehicle dealers, manufacturers and lessors and other originators or servicers of Receivables and any proceeds or further rights associated therewith (collectively, the "Collateral");

               (c) sell, assign, pledge or otherwise transfer Receivables, Collateral, Securities and notes or beneficial interests in any of the foregoing, undivided trust interests ("UTIs") and special units of beneficial interests ("SUBIs") of the Origination Trust to trusts or other entities established by or on behalf of the Company or one of its Affiliates (each, a "Trust") or to Affiliates of the Company;

               (d) authorize, sell and deliver or participate in the issuance of one or more series or classes of participation certificates, bonds, notes or other evidences of interest or indebtedness (collectively, "Securities"), in either case issued by Trusts;

               (e) acquire Securities, UTIs or SUBIs or other property of a Trust, including remainder interests in collateral or reserve accounts;

               (f) issue, authorize, sell and deliver Securities, UTIs, SUBIs or other instruments secured, Collateral collateralized by or evidencing beneficial interests in Receivables or Securities;

               (g) hold, and to enjoy all of the rights and privileges as a holder or beneficial owner of, any Securities, Collateral, UTIs or SUBIs;

               (h) negotiate, authorize, execute, deliver or assume or perform the obligations under any agreement, instrument or document relating to the activities set forth in subsections (a) through (g) above, including but not limited to any trust agreement, sale and servicing agreement, pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, receivables purchase agreement, indemnification agreement, placement agreement, underwriting agreement or any other documents or agreements contemplated thereby or specifically described therein;

               (i) on its own behalf or on behalf of Honda Titling D L.P., to bring and defend actions and proceedings at law or in equity or before any court or governmental, administrative or other regulatory agency, body or commission;

               (j) on its own behalf or on behalf of Honda Titling D L.P., to open, maintain and close bank, brokerage and other accounts and to pay fees and changes applicable to transactions related thereto;

               (k)    to issue membership interests as provided for herein; and

               (l) engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

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       Section 3.02.  POWER AND AUTHORITY.  In its capacity as General Partner of Honda Titling D L.P., the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to accomplish or for the furtherance of the purposes set forth in
Section 3.01. The Company shall serve as a General Partner of Honda Titling D L.P. The Company, and Honda Funding Inc. or Y. Kohama, on behalf of the Company, shall enter into and perform the Limited Partnership Agreement of Honda Titling D L.P. without any further act, vote or approval of any Member, Manager or other person, notwithstanding any other provision of this Agreement, the Act or other applicable law, rule or regulation.

       Section 3.03. LIMITATIONS ON POWERS. Notwithstanding any other provision of this Agreement and any provision of law, the Company shall not do any of the following:

               (a) engage in any business or activity other than as set forth in this Agreement;

               (b)    without the unanimous affirmative vote of the Members,
       (i) merge or consolidate with or into any other Person, (ii) act other than in the Company's own name, (iii) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (iv) consent to the institution of bankruptcy or insolvency proceedings against it, (v) file a petition seeking or consent for reorganization or relief under any applicable federal or state law relating to bankruptcy, (vi) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or all or a substantial part of its property, (vii) make any assignment for the benefit of creditors, (viii) admit in writing its inability to pay its debts generally as they become due; (ix) institute or join in any institution of, any bankruptcy, insolvency, liquidation, reorganization or arrangement proceedings or other proceedings under any federal or state bankruptcy or similar law, against any entity in which the Company holds an ownership interest; or (x) take any limited liability company action in furtherance of the actions set forth in clauses (i) through (ix) above;

               (c) without the unanimous affirmative vote of the Members, take or cause to be taken any of the actions referred to in clauses (i) through (vii) of subparagraph (b) above with respect to any entity of which the Company is a partner or member or any entity of which such partner or member is, in turn, a partner or member (each such entity being referred to as a "Downstream Entity");

               (d) without the unanimous affirmative vote of the Members, merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity; or

               (e)    without the unanimous affirmative vote of the Members,
       (i) amend, modify or terminate or cause to be amended, modified or terminated, the organizational documents of any Downstream Entity,
       (ii) cause any Downstream Entity to hold property other than in such entity's own name, (iii) take any action or cause to be taken any action with respect to the dissolution or winding up of any Downstream Entity, except as permitted in such Downstream Entity's organizational documents, or elect not to continue such Downstream Entity's business; or

               (f) take or cause to be taken any action not otherwise permitted under the organizational documents of any Downstream Entity.

       Section 3.04. COMPANY OPPORTUNITY. No Member need afford the Company or any other Member the opportunity of investing or otherwise participating in any other enterprise, regardless of whether such enterprises, but for this sentence, would be deemed an opportunity of the Company. Nothing in this Agreement shall prohibit any Member from engaging in any other business activity, whether or not competitive with, similar to, or within the scope of the activities conducted by or on behalf of, the Company.


                                     ARTICLE FOUR

                          CAPITAL CONTRIBUTIONS; BORROWINGS

       Section 4.01.  ADMISSION AND INITIAL CONTRIBUTIONS OF MEMBERS.

       (a) Each of AHFC and the Independent Member shall be admitted as a member of the Company at the time such entity (i) executes this Agreement or a counterpart signature page to this Agreement and (ii) is listed as a Member on Exhibit A attached hereto.

       (b) The Members shall make the Capital Contributions set forth next to their names in Exhibit A upon the formation of the Company. No interest shall accrue on any Capital Contribution made to the Company.

       Section 4.02. ADDITIONAL CAPITAL CONTRIBUTIONS. The Members shall not be obligated to make additional Capital Contributions except with the consent of all Members.

       Section 4.03. WITHDRAWALS. No Member shall be entitled to be repaid any portion of its Capital Account or withdraw from the Company without the consent of all Members or as otherwise provided in this Agreement.

       Section 4.04. BORROWINGS. The Company may borrow sums to be used for any of the business purposes described in Section 3.01; provided, however, that any such borrowing shall require the prior approval of a Majority Interest and shall not be prohibited by this Agreement, any applicable law, regulation or agreement. Any Member may advance such sums to the Company as approved in writing by a Majority Interest. Any amounts borrowed from a Member shall not constitute a contribution to the capital of the Company but shall constitute a debt of the Company which shall be repaid before any distributions to the Members.

       Section 4.05. ADDITIONAL MEMBERS. No additional Members shall be admitted to the Company without the unanimous consent of the Members.

                                     ARTICLE FIVE

                                      MANAGEMENT

       Section 5.01.  POWERS OF THE MEMBERS.

       (a) The Company shall be managed by its Members. Subject to the other provisions of this Article and Article Six, each Member shall have the authority, on behalf of the Company, to do all things necessary or appropriate for the accomplishment of the purposes of the Company, including, but not limited to, (i) acquiring and selling, assigning and transferring installment obligations, leases, retail installment sale or conditional sale contracts, inventory loans, motor vehicle wholesale inventory sales contracts, dealer rental car loans or sales contracts, promissory notes, security agreements and receivables; (ii) disbursing Company funds for Company purposes; (iii) investing and reinvesting Company funds; (iv) executing contracts, notes, mortgages and other agreements and instruments; (v) employing attorneys, accountants, Managers or other agents, which may include Affiliates of the Company; (vi) paying all Company obligations; (vii) performing all ministerial acts and duties relating to the payment of all indebtedness, taxes and assessments due or to become due with regard to any property of the Company; (viii) purchasing and maintaining insurance on behalf of the Company against any liability or expense asserted against or incurred by or on behalf of the Company; (ix) transacting the Company's business under an assumed name or name other than its name as set forth in the Certificate; (x) appointing any Member or other person as agent for service of process on the Company as required by the law of any jurisdiction in which the Company transacts business; (xi) commencing, prosecuting or defending any proceeding in the Company's name; and (xii) doing such other acts as may facilitate the Company's exercise of its powers; provided, however, that all such acts shall fall within the purposes of the Company set forth in Section 3.01.

       (b) Notwithstanding anything in this Agreement to the contrary, the Company shall at all times have at least one Independent Member, and no action of the type described in Article Six shall occur without the consent of each Independent Member.

       (c) Each Member irrevocably appoints the other Members as its attorney-in-fact on its behalf and in its stead to execute and swear to any amendment to the Certificate and file any writing, and to give any notice which may be required by any rule or law and which may be necessary or appropriate in order to effect any action by or on behalf of the Company or the Members taken as provided in this Agreement or which may be necessary or appropriate to correct any errors or omissions. This power of attorney is coupled with an interest and shall not be revoked by the act of any Member. This power of attorney shall survive and not be affected by an assignment by any Member of its limited liability company interest in the Company; provided, however, that where a Member's entire limited liability company interest is assigned to an assignee who becomes a substitute Member in its stead, such power shall survive for the sole purpose of enabling such Member to effect such substitution. Each Member shall provide seven days' prior written notice of actions to be taken as attorney-in-fact on behalf of another Member and the acting Member shall be authorized to take such actions unless the other Member objects in writing during such notice period.

       (d) The Members shall not, and shall not allow the Company otherwise to (i) commingle any funds or other assets of the Company with the funds or assets of any other Person, (ii) perform the obligations of another Person,
(iii) guarantee the obligations of another Person, (iv) pledge the assets of another Person or (v) enter into transactions with any Person except as specifically authorized and contemplated in this Agreement and related agreements. The Company shall (A) conduct business in its own name and hold itself out as a separate entity, (B) maintain a separate office location or, if the Company shares office space with others, pay its fair allocable share of overhead costs and (C) observe all organizational formalities. The bank accounts, financial and accounting books, records and financial statements of the Company shall be maintained separate from those of every other Person. All obligations and indebtedness of any kind incurred by the Company shall be paid from the assets of the Company and the Company's assets shall not be used to pay any obligation or indebtedness of any other Person, other than certain expenses, obligations or indebtedness of the Origination Trust and any trustee of any of the foregoing with respect to transactions of or with respect to such Trust or as set forth in Section 3.01 herein.

       (e) A copy of the Certificate or amendments to the Certificate will be provided to each Member upon written request to the Company.

       (f) Subject to the other provisions of this Article and Article Six, the Members shall have full power to act for and to bind the Company to the extent provided by Delaware law. Every contract, note, mortgage, lease, deed or other instrument or agreement executed by any Member shall be conclusive evidence that at the time of execution the Company was then in existence, that this Agreement had not theretofore been terminated or amended in any manner and that the execution and delivery of such instrument was duly authorized by the Members. A Manager may bind the Company only to the extent authorized by the Members.

       Section 5.02. LIMITATIONS ON POWERS OF MEMBERS. Notwithstanding any other provision of this Agreement, no act shall be taken, sum expended, decision made, obligation incurred or power exercised by any Member on behalf of the Company without prior written notice to all Members outlining the proposed action followed by the written consent of a Majority Interest with respect to:
(i) any mortgage, grant of security interest, pledge or encumbrance of any asset of the Company; (ii) any merger of the Company with another entity; (iii) any transaction involving an actual or potential conflict of interest between a Member and the Company; (iv) any material change in the character of the business and affairs of the Company; or (v) any act that would contravene in a material respect any provision of this Agreement or the Act.

       Section 5.03. SELF DEALING. Any Member and any Affiliate thereof may deal with the Company, directly or indirectly, as vendor, purchaser, employee, agent or otherwise. No contract or other act of the Company shall be voidable or affected in any manner by the fact that a Member or an Affiliate thereof is directly or indirectly interested in such contract or other act apart from its interest as a Member, nor shall any Member or an Affiliate thereof be accountable to the Company or the other Members in respect of any profits directly or indirectly realized by reason of such contract or other act, and such interested Member shall be eligible to vote or take any other action as a Member in respect of such contract or other act as it would be entitled were it or its Affiliate not interested therein. Notwithstanding the foregoing, (i) any direct or indirect interest of a Member or an Affiliate thereof in any contract or other act, other than its interest as a Member, shall be disclosed to all other Members, (ii) such contract or other act shall be approved by a Majority Interest unless the same is specifically authorized herein and (iii) the Members shall not receive or hold any property of the Company as collateral security in respect of any claim against the Company.

       Section 5.04. STANDARD OF CARE; LIABILITY. Each Member and its respective directors, officers, stockholders and Affiliates shall discharge its duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in the best interests of the Company as required by this Agreement or the Act. A Member shall not be liable for monetary damages to the Company for any breach of any such duties except for receipt of a financial benefit to which the Member is not entitled, voting for or assenting to a distribution to Members in violation of this Agreement or the Act, or a knowing violation of the law.

       Section 5.05. COMPENSATION. The Company shall reimburse each Member for any reasonable out-of-pocket expenses incurred on behalf of the Company. In addition, any Member may receive reasonable compensation for any services rendered to the Company approved by the Majority Interest.

       Section 5.06. MEETINGS OF MEMBERS. All Members shall be entitled to vote on any matter submitted to a vote of the Members. Unless a greater vote is required by the Act or this Agreement, the affirmative vote of a Majority Interest shall be required. Meetings of Members for the transaction of such business as may properly come before the Members may be held at such place, on such date and at such time as the Majority Interest shall determine. Special meetings of Members for any proper purpose or purposes may be called at any time by the holders of at least 25% of the Membership Percentages of all Members.
The Company shall deliver or mail written notice stating the date, time, place and purposes of any meeting to each Member entitled to vote at the meeting.
Such notice shall be given not less than 10 nor more than 60 days before the date of the meeting.

       Section 5.07. CONSENT. Any action required or permitted to be taken at an annual or special meeting of the Members may be taken without a meeting, if the Members unanimously consent, in writing, to take the proposed action. Every written consent shall bear the date of consent in lieu of meeting and the signature of each Member who signs the consent.

       Section 5.08. INDEPENDENT MEMBER. The Company shall at all times have at least one Member (each, an "Independent Member") that shall be a special purpose corporation formed pursuant to a charter or articles of incorporation that (i) limits its business purposes and activities and (ii) requires the unanimous consent of its entire board of directors (without any vacancies), including the affirmative vote of all Independent Directors before such member may approve, permit or take any action, or cause any action to be taken in respect of the following actions with respect to any limited liability company of which it is a member, to (a) institute proceedings to have itself adjudicated bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking, or consent to, such member's or limited liability company's reorganization or relief under any applicable federal or state law relating to bankruptcy, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of such member or limited liability company or all or a substantial part of its property, (e) make any assignment for the benefit of its creditors, admit in writing its inability to pay its debts generally as they become due, (f) institute, or join in any institution of, any bankruptcy, insolvency, liquidation, reorganization or arrangement proceedings or other proceedings under any federal or state bankruptcy or similar law, against any entity in which such member or limited liability company holds an ownership interest or (g) take any action in furtherance of the actions set forth in clauses (a) through (f) above.

       Section 5.09.  MANAGERS.  Except as otherwise provided by the Act:

               (a) the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Manager shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Manager of the Company;

               (b) no Manager shall be required to make any Capital Contribution in the form of cash to the Company; and

               (c) no Manager shall be (i) entitled to receive any Profits or (ii) liable for any Losses.


                                     ARTICLE SIX

               POWER TO INSTITUTE BANKRUPTCY OR INSOLVENCY PROCEEDINGS


       Section 6.01. UNANIMOUS VOTE REQUIRED. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company shall not, without (i) the prior written consent of each trustee from time to time (each, a "Trustee") under any pooling and servicing agreement, indenture, trust agreement or similar agreement between the Company, a Trustee and a servicer, if any, pursuant to which the Company shall issue certificates and/or notes and (ii) the affirmative vote of 100% of the Members of the Company, including the Independent Member, institute proceedings to be adjudicated a bankrupt or insolvent or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or all or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any limited liability company action in furtherance of any such action.

       Section 6.02. VOTING ON BANKRUPTCY OR INSOLVENCY. All Members, including each Independent Member, shall be entitled to vote on any proposal of the type described in Section 6.01. The affirmative vote of 100% of the Members, including each Independent Member, entitled to vote on such a proposal shall be required for such a proposal to be adopted.

                                    ARTICLE SEVEN

                 CAPITAL ACCOUNTS; PROFITS AND LOSSES; DISTRIBUTIONS


       Section 7.01. CAPITAL ACCOUNTS. A capital account shall be maintained for each Member (each, a "Capital Account"), to which contributions and Profits shall be credited and against which distributions and Losses shall be charged. Capital Accounts shall be maintained in accordance with the accounting principles of Code Section 704 and the Treasury Regulations thereunder.

       Section 7.02.  ALLOCATION OF PROFITS AND LOSSES.

       The Profits and Losses of the Company shall be determined as of the end of each Fiscal Year of the Company and shall be allocated to AHFC. Honda Funding Inc. will have no interest in the Profits and Losses.

       Section 7.03.  DISTRIBUTIONS.

       (a) The Company shall distribute to AHFC such sums as the Majority Interest determines to be available for distribution and not required to provide for current or anticipated Company needs. All distributions shall be made to AHFC.

       (b) No distributions shall be declared and paid unless, after the distribution is made, the Company would be able to pay its debts as they become due in the usual course of business and the assets of the Company are in excess of the sum of (i) the Company's liabilities, plus (ii) the amount that would be needed to satisfy the preferential rights of other Members upon dissolution that are superior to the rights of the Members receiving the distribution.

       (c) The Company shall not be required to make a distribution to a Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.


                                    ARTICLE EIGHT

                      EXCULPATION OF LIABILITY; INDEMNIFICATION


       Section 8.01. EXCULPATION OF LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

       Section 8.02. INDEMNIFICATION. The Company hereby agrees to indemnify each Member, Manager, employee or agent of the Company, and each director, officer, employee or Affiliate of each Member, who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (other than an action by or in the right of the Company) by reason of the fact that such person is or was a Member, employee or agent of the Company against expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding.

       Section 8.03. FIDUCIARY DUTY. To the extent that, at law or in equity, a Member, Manager, or agent of the Company or a director, officer, employee or Affiliate of such person (each, a "Covered Person") has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.


                                     ARTICLE NINE

                                   TERM OF COMPANY


       Section 9.01. COMMENCEMENT. The term of the Company shall commence upon the filing of the Certificate with the Delaware Secretary of State. The bankruptcy of a Member or the occurrence of any other event under Section 18-304 of the Act shall not cause a Member to cease to be a Member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

       Section 9.02. DISSOLUTION. The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events: (i) the sale or other disposition of substantially all of the assets of the Company;
(ii) the written consent thereto of all of the Members; (iii) the retirement, expulsion or dissolution of a Member; provided, however, that the Company shall not dissolve and be wound up if within 90 days after such event, all remaining Members agree in writing to continue the business of the Company and to admit one or more Members as necessary or desired; or (iv) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act.


                                     ARTICLE TEN

                                APPLICATION OF ASSETS


       Section 10.01. APPLICATION OF ASSETS. Upon dissolution of the Company, the Company shall cease carrying on its business and affairs and shall commence winding up of the Company's business and affairs and complete the winding up as soon as practicable. The Company's affairs shall be concluded by a Member or Members selected in writing by the Majority Interest. The assets of the Company may be liquidated or distributed in kind, as determined by the Majority Interest, and the same shall first be applied to the payment of, or to a reasonable reserve for the payment of, the Company's liabilities (including such provision for contingent, conditional or unmatured liabilities as the Majority Interest shall deem appropriate) and then to

AHFC. If the assets of the Company shall not be sufficient to pay all of the liabilities of the Company, to the fullest extent permitted by the Act, no assets of the Company may be sold or disposed of without the written consent of all of the holders of outstanding securities issued by any trust formed in respect of a transaction to which the Company is a party. To the extent that Company assets cannot either be sold without undue loss or readily divided for distribution in kind to the Members, then the Company may, as determined by the Majority Interest, convey those assets to a trust or other suitable holding entity established for the benefit of the Members in order to permit the assets to be sold without undue loss and the proceeds thereof distributed to the Members at a future date. The legal form of the holding entity, the identity of the trustee or other fiduciary and the terms of its governing instrument shall be determined by the Majority Interest.

       Section 10.02. TERMINATION. The Company shall terminate when all the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to AHFC in the manner provided for in this Article and the Certificate shall have been cancelled in the manner required by the Act.

       Section 10.03. CLAIMS OF THE MEMBERS. The Members and former Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall not have recourse against the Company or any other Member.


                                    ARTICLE ELEVEN

                        RESTRICTION ON TRANSFERS OF INTERESTS


       Section 11.01. RESTRICTION ON TRANSFERS OF INTERESTS. No Member may assign, pledge or otherwise transfer its interest in the Company in whole or part. Any attempt by a Member to transfer its interest shall be null and void.


                                    ARTICLE TWELVE

                              INVESTMENT REPRESENTATION


       Section 12.01. INVESTMENT REPRESENTATION. The Members represent to each other and to the Company that they are acquiring their respective interests in the Company for their own accounts, and without a view to selling or pledging them.


                                   ARTICLE THIRTEEN

                               MISCELLANEOUS PROVISIONS


       Section 13.01. LIMITATIONS ON AMENDMENT. The Company shall not, without the prior written consent of each nationally recognized rating agency that has rated any securities issued and outstanding pursuant to any pooling and servicing agreement, indenture, trust agreement or other similar agreement entered into by the Company or any Affiliate of the Company, amend, alter, change or repeal Article Three,
Section 5.08, Article Six or this Section. Subject to the foregoing limitation, the Company reserves the right to amend, alter, change or repeal any provision contained in this Agreement in the manner now or hereafter prescribed by statute or applicable law, and all rights conferred upon Members herein are granted subject to this reservation, provided that this Agreement may not be amended without the affirmative vote of 100% of the Members of the Company, including the Independent Members.

       Section 13.02.  BOOKS OF ACCOUNT; REPORTS.

       (a) The Company shall keep true and complete books of account and records of all Company transactions. The books of account and records shall be kept at the principal office of the Company. The Company shall maintain at such office (i) a list of names and addresses of all Members; (ii) a copy of the Certificate; (iii) copies of the Company's federal, state and local income tax returns and reports for the three most recent years; (iv) copies of this Agreement; and (v) copies of the financial statements of the Company for the three most recent years. Such Company records shall be available to any Member or its designated representative during ordinary business hours at the reasonable request and expense of such Member.

       (b) The Company will use its best efforts to furnish, or cause to be furnished, to Members the following items on the date indicated: (i) annually by June 30, (A) an annual report consisting of an income statement for the prior year and a balance sheet as of the year ended, and (B) Member information tax returns (Schedule K-1), and (ii) as required, such other information concerning the Company and the property of the Company as may be appropriate in order to make full and fair disclosure to the Members of the current financial and operating conditions of the Company.

       Section 13.03. BANK ACCOUNTS AND INVESTMENT OF FUNDS. All funds of the Company shall be deposited in its name in such checking accounts, savings accounts, time deposits or certificates of deposit or shall be invested in such other manner, as shall be designated by the Majority Interest from time to time. Withdrawals shall be made upon such signature or signatures as the Majority Interest may designate.

       Section 13.04. ACCOUNTING DECISIONS. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Majority Interest in accordance with generally accepted accounting principles consistently applied. Such decisions shall be acceptable to the accountants retained by the Company, and the Majority Interest may rely upon the advice of the accountants as to whether such decisions are in accordance with generally accepted accounting principles.

       Section 13.05. FEDERAL INCOME TAX ELECTIONS. The Company shall, to the extent permitted by applicable law and regulations and upon obtaining any necessary approval of the Commissioner of Internal Revenue, elect to use such methods of depreciation, and make all other federal income tax elections in such manner, as the Majority Interest determines to be most favorable to the Members. The Majority Interest may rely upon the advice of the accountants retained by the Company as to the availability and effect of all such elections. The Majority

Interest shall elect to treat the Company as a single member entity formed as an agent of AHFC and not as a separate corporation or partnership for federal and applicable state income tax purposes

       Section 13.06. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and may be modified only as provided herein. No representations or oral or implied agreements have been made by any party hereto or its agent, and no party to this Agreement has relied upon any representation or agreement not set forth herein. This Agreement supersedes any and all other agreements, either oral or written, among the Company and its Members.

       Section 13.07. NOTICES. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy numbers set forth on Exhibit A hereto, or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to the other party hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon receipt thereof,
(ii) if given by mail, three business days after the time such communication is deposited in the mails with first-class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section.

       Section 13.08.  CONSENT OF MEMBERS.  Various provisions of this
Agreement require or permit the consent, agreement, approval or disapproval, written or otherwise, of the Members or some specified proportion thereof. In any such case, the Company may give all Members written notice that any Member who does not indicate its disapproval by written notice to the Company within a specified period of time (not less than 30 days after mailing of the notice) shall be deemed to have given its consent or approval to the action or event or to have made the agreement referred to in the notice. In such event, any Member who does not indicate its disapproval by written notice to the Company within the time specified shall be deemed to have given its written consent, approval, disapproval or agreement.

       Section 13.09. FURTHER EXECUTION. Upon request of the Company from time to time, the Members shall execute and swear to or acknowledge any amended Certificate and any other writing which may be required by any rule or law or which may be appropriate to the effecting of any action by or on behalf of the Company or the Members which has been taken in accordance with the provisions of this Agreement.

       Section 13.10. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and permitted assigns. None of the provisions of this Agreement shall be construed as for the benefit of or as enforceable by any creditor of the Company or the Members or any other person not a party to this Agreement.

       Section 13.11. SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any security or the rights of the holders thereof.

       Section 13.12. CAPTIONS. All captions are for convenience only, do not form a substantive part of this Agreement and shall not restrict or enlarge any substantive provisions of this Agreement.

       Section 13.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument. The Company shall have custody of the counterparts executed in the aggregate by all Members.

       Section 13.14. DELAWARE LAW TO CONTROL. This Agreement shall be governed by, and all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with, the internal laws of the State of Delaware, without regard to any otherwise applicable principles of conflicts of laws.


                                 *   *   *   *   *

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   AMERICAN HONDA FINANCE CORPORATION, as Member

                                   By:       /s/ Y. KOHAMA
                                        ---------------------------------
                                        Name:     Y. Kohama
                                        Title:    President


                                   HONDA FUNDING INC., as Independent Member

                                   By:       /s/ Y. KOHAMA
                                        ---------------------------------
                                        Name;     Y. Kohama
                                        Title:    President

                                                                       EXHIBIT A

                                                 Capital         Membership
Member's Name and Address                     Contributions      Percentages
-------------------------                     -------------      ------------
American Honda Finance Corporation
700 Van Ness Avenue
Torrance, California  90501                         $0              100%
                                               -----------
                                               -----------
Honda Funding Inc.
700 Van Ness Avenue
Torrance, California  90501                        -0-               0%
                                               -----------     -----------

Total                                               $0              100%
                                               -----------     -----------
                                               -----------     -----------


                                       A-1